UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)
97 Linden Ave. Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)

Registrant’s telephone number, including area code: (201) 791-3200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Conversion of 7% Senior Subordinated Secured Convertible Notes Due December 2008.

Berliner Communications, Inc. (the “Company”) entered into a Note Purchase Agreement, dated as of December 29, 2006 (the “Note Purchase Agreement”) whereby over a period of time the Company made four separate promissory notes (the “Notes”) with each of Sigma Opportunity Fund, LLC (“Sigma”) in the original principal amount of $3.0 million, Pacific Asset Partners (“Pacific”) in the original principal amount of $1.0 million, Operis Partners I LLC (“Operis”) in the original principal amount of $500,000, and Sigma Berliner, LLC (“SBLLC”) in the original principal amount of $1,500,000. Collectively, SBLLC , Sigma, Operis, and Pacific are referred to as the “Noteholders.” In connection with the Note Purchase Agreement, the Company entered into a Security Agreement, dated as of December 29, 2006 (the “Security Agreement”) pursuant to which the Company granted a security interest in certain collateral to the Noteholders.

On June 25, 2008, the Noteholders notified the Company of their intention to convert the full principal amounts of the Notes into common stock of the Company at a conversion price of $1.00 per share. The Company has agreed to pay each Noteholder cash payments representing interest payments the Noteholders would have received had they converted on the Notes’ maturity date, December 29, 2008. Upon conversion, (i) Sigma will receive 3,000,000 shares of common stock and a cash payment of $156,333, (ii) Operis will receive 500,000 shares of common stock and a cash payment of $26,056, (iii) Pacific will receive 1,000,000 shares of common stock and a cash payment of $52,111, and (iv) SBLLC will receive 1,500,000 shares of common stock and a cash payment of $78,167. As a result of the conversion, the Security Agreement will terminate by its own terms.

With respect to the issuance of our securities as described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. The securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

A copy of the Company’s Press Release announcing the conversion of the Notes as detailed in the foregoing Item 3.02 is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 9.01 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

The press release is available at the Company's website, www.bcisites.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Berliner Communications, Inc, dated June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: June 30, 2008	By:	/s/ Rich B. Berliner
Rich B. Berliner
Chief Executive Officer and President